Exhibit 99.2

Combined Financial Statements of

Aeroflex / Inmet, Inc.

And

Aeroflex / Weinschel, Inc.

“Inmet & Weinschel”

For the Years Ended

June 30, 2014 and 2013

With Independent Auditors’ Report

Inmet & Weinschel

Table of Contents

June 30, 2014 and 2013

Independent Auditors’ Report	1

Financial Statements

Combined Balance Sheets	2

Combined Statements of Operations	3

Combined Statements of Shareholders’ Equity	4

Combined Statements of Cash Flows	5

Combined Notes to Financial Statements	6-12

Independent Auditors’ Report

To The Board of Directors of API Technologies Corp.:

We have audited the accompanying combined financial statements of Aeroflex / Inmet, Inc. (“Inmet”) and Aeroflex / Weinschel, Inc. (“Weinschel”), which comprise the combined balance sheets as of June 30, 2014 and 2013, and the related combined statements of operations, changes in shareholders’ equity and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Inmet and Weinschel at June 30, 2014 and 2013, and the combined results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

August 24, 2015

Pittsburgh, PA

Inmet & Weinschel

Combined Balance Sheets (Dollar Amounts in Thousands)

June 30, 2014 and 2013

	June 30, 2014	June 30, 2013
Assets
Current
Accounts receivable, less allowance for doubtful accounts of $54 and $55 at June 30, 2014 and June 30, 2013, respectively	$7,234	$5,861
Inventories, net (note 3)	10,662	10,623
Deferred income taxes	2,240	2,106
Prepaid expenses and other current assets	161	341

	20,297	18,931
Fixed assets, net (note 4)	7,065	7,120
Due from related parties (note 6)	66,532	59,936

Total assets	$93,894	$85,987

Liabilities and Shareholders’ Equity
Current
Accounts payable and accrued expenses (note 7)	$4,349	$5,964

	4,349	5,964
Deferred income taxes	1,067	1,026

	5,416	6,990

Shareholders’ Equity
Common shares ($1 stated value; 120,000 authorized shares, 47,800 issued and outstanding at June 30, 2014 and 2013, respectively)	1	1
Retained earnings	88,477	78,996

	88,478	78,997

Total Liabilities and Shareholders’ Equity	$93,894	$85,987

The accompanying notes are an integral part of these combined financial statements.

Inmet & Weinschel

Combined Statements of Operations (Dollar Amounts in Thousands)

Years Ended June 30, 2014 and 2013

	For the Year Ended June 30, 2014	For the Year Ended June 30, 2013
Revenue, net	$47,346	$47,961
Cost of revenues	27,021	26,897

Gross profit	20,325	21,064

Operating expenses
General and administrative	3,258	3,325
Selling expenses	4,207	4,429
Research and development	2,757	2,747

Total operating expenses	10,222	10,501

Operating income	10,103	10,563
Other expense (income), net
Other expense (income), net	22	(25)

	22	(25)

Earnings before income taxes	10,081	10,588
Expense for income taxes	3,378	3,465

Net income	$6,703	$7,123

The accompanying notes are an integral part of these combined financial statements.

Inmet & Weinschel

Combined Statements of Shareholders’ Equity (Dollar Amounts in Thousands)

Years Ended June 30, 2014 and 2013

	Common stock-number of shares	Common stock amount	Retained earnings	Total shareholders’ equity
Balance at June 30, 2012	47,800	$1	$69,758	$69,759

Net income for the period	—	—	7,123	7,123

Dividend from parent (Note 2)	—	—	2,115	2,115

Balance at June 30, 2013	47,800	$1	$78,996	$78,997

Net income for the period	—	—	6,703	6,703

Dividend from parent (Note 2)	—	—	2,778	2,778

Balance at June 30, 2014	47,800	$1	$88,477	$88,478

The accompanying notes are an integral part of these combined financial statements.

Inmet & Weinschel

Combined Statements of Cash Flows

Years Ended June 30, 2014 and 2013

	For the Years Ended June 30,
	2014	2013
Cash flows from operating activities
Net income	$6,703	$7,123
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	802	916
Loss on sale of fixed assets	13	2
Deferred income taxes	(93)	(1,879)
Changes in operating asset and liabilities
Accounts receivable	(1,373)	1,098
Inventories	(39)	679
Prepaid expenses and other current assets	181	126
Accounts payable and accrued expenses	(1,615)	1,783
Related parties	(3,819)	(9,200)

Net cash provided by operating activities	760	648
Cash flows from investing activities
Purchase of fixed assets	(760)	(648)

Net cash used by investing activities	(760)	(648)
Cash flows from financing activities

Net cash used by financing activities	—	—

Net change in cash and cash equivalents	—	—
Cash and cash equivalents, beginning of year	—	—

Cash and cash equivalents, end of year	$—	$—

The accompanying notes are an integral part of these combined financial statements.

Inmet & Weinschel

Notes to Combined Financial Statements

Dollar Amounts in Thousands

June 30, 2014 and 2013

1. NATURE OF BUSINESS

Aeroflex / Inmet, Inc. (“Inmet”) and Aeroflex / Weinschel, Inc. (“Weinschel” and together with Inmet, the “Company”) have each been in business for more than 40 years, and each manufactures and sells RF and microwave products for defense, space, avionics, wireless, and test and measurement applications. The Company’s customers include both military and commercial organizations located throughout the United States.

Basis of Presentation

The audited combined financial statements include the accounts of Inmet and Weinschel. All significant intercompany balances and transactions have been eliminated in the combination. There are no other entities controlled by the Company, either directly or indirectly. The financial statements are presented in conformity with United States generally accepted accounting principles.

The accompanying combined financial statements include the assets, liabilities, revenues and expenses specifically related to the Company’s operations. Costs directly related to the Company have been attributed to the Company in the accompanying combined financial statements. The Company received services and support from various functions performed by its parent, Aeroflex Inc., and the Company’s operations have been dependent upon the parent’s ability to perform these services and support functions.

Management believes the assumptions and allocations underlying the combined financial statements are reasonable and appropriate. The expense and cost allocations have been determined on a basis considered by the Company to be a reasonable reflection of the utilization of services provided to or the benefit received by the Company during the periods presented. However, these assumptions and allocations are not necessarily indicative of the costs the Company would have incurred if it had operated on a stand-alone basis or as an entity independent of the parent during the periods presented.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts in the combined financial statements, and the disclosures made in the accompanying notes. Examples of estimates include the provisions made for bad debts, returns and obsolete inventory, and estimates of deferred income tax and liabilities. The Company also uses estimates in determining the remaining economic lives of long-lived assets. Despite the Company’s intention to establish accurate estimates and use reasonable assumptions, actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, bank balances and investments in money market instruments with original maturities of three months or less. The Company is subject to a sweep of cash accounts by its parent, Aeroflex, Inc. providing for a zero cash balance depending on the timing of these cash sweeps.

Inventories

Inventories, which include materials, labor, and manufacturing overhead, are stated at the lower of cost (on a first-in, first-out basis) or net realizable value. On a quarterly basis, the Company evaluates inventories for potential write-down for identifiable obsolescence and slow moving items. The evaluation includes analysis of future demand, product mix and possible alternative uses. The Company records a provision for both excess and obsolete inventory when write-downs or write-offs are identified. Any write-down of inventory at the close of a fiscal period creates a new cost basis that subsequently would not be marked up based on changes in underlying facts and circumstances.

Inmet & Weinschel

Notes to Combined Financial Statements

Dollar Amounts in Thousands

June 30, 2014 and 2013

Fixed Assets

Fixed assets are recorded at cost less accumulated depreciation and are depreciated using the straight-line method over the following periods:

Straight line basis
Buildings and leasehold improvements	5-40 years
Computer equipment	3-5 years
Furniture and fixtures	5-8 years
Machinery and equipment	5-10 years
Vehicles	3 years

Betterments are capitalized and amortized by the Company, using the same amortization basis as the underlying assets over the remaining useful life of the original asset. Betterments include renovations, major repairs and upgrades that increase the service of a fixed asset and extend the useful life. Gains and losses on depreciable assets retired or sold are recognized in the combined statements of operations in the year of disposal. Repairs and maintenance expenditures are expensed as incurred.

Income Taxes

Income taxes, as presented herein, attribute current and deferred income taxes of Aeroflex Inc. (parent) to the Inmet and Weinschel stand-alone combined financial statements in a manner that is systematic, rational and consistent with the asset and liability method prescribed by the applicable accounting guidance. Accordingly, the Inmet and Weinschel income tax provision was prepared following the “separate return method.” The separate return method applies the guidance to the stand-alone financial statements of each member of the consolidated group as if the group member were a separate taxpayer and a stand-alone enterprise. As a result, the difference between the separate return method and the tax sharing agreement that was in place with the parent has been recorded within retained earnings within the Statement of Shareholders’ Equity.

Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial reporting and tax bases of assets and liabilities and available net operating loss carry forwards. A valuation allowance is established to reduce tax assets if it is more likely than not that all or some portions of such tax assets will not be realized.

The Company records a valuation allowance on deferred tax assets to provide for a reasonable provision, which in the Company’s estimation is more likely than not that all or some portions of such tax assets will not be realized. In determining the adequacy of a valuation allowance, the Company applies the authoritative guidance, and considers such factors as history of income, reversal of temporary differences, projected future income, and tax planning strategies.

The Company follows the guidance concerning accounting for uncertainty in income taxes, which clarifies the accounting and disclosure for uncertainty in tax positions. The guidance requires that the Company determine whether it is more likely than not that a tax position will not be sustained upon examination by the appropriate taxing authority. If a tax position does not meet the more likely than not recognition criterion, the guidance requires that the tax position be measured at the largest amount of benefit greater than 50 percent not likely of being sustained upon ultimate settlement.

Based on the Company’s evaluation, management has concluded that there are no significant uncertain tax positions requiring recognition in the combined financial statements or adjustments to deferred tax assets and related valuation allowance. Open tax years include the tax years ended June 30, 2012 through June 30, 2014.

The Company from time to time has been assessed interest or penalties by major tax jurisdictions, however such assessments historically have been minimal and immaterial to our financial results. If the Company receives an assessment for interest and/or penalties, it would be classified in the combined financial statements as general and administrative expense.

Inmet & Weinschel

Notes to Combined Financial Statements

Dollar Amounts in Thousands

June 30, 2014 and 2013

Revenue Recognition

The Company recognizes revenue when it is realized and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured. Delivery is not considered to have occurred until products have been shipped and risk of loss and ownership has transferred to the customer.

Certain of the Company’s sales are to distributors, which have a right to return some portion of product within up to eighteen months of sale. The Company recognizes revenue on these sales at the time of shipment to the distributor, as the returns under these arrangements can be reasonably estimated. A provision for such estimated returns is recorded at the time sales are recognized.

Warranty

The Company provides up to a one-year product defect warranty on various products from the date of sale. Historically, warranty costs have been nominal and have been within management’s expectations. The Company has accrued approximately $49 and $69, in warranty liability as of June 30, 2014 and 2013, respectively, which has been included in accounts payable and accrued expenses.

Shipping and Handling

Shipping and handling costs are expensed as incurred and included in cost of revenues.

Sales Taxes

The Company records sales tax on the sale of its products as a liability, and does not include such amounts in revenue.

Research and Development

Research and development costs are expensed when incurred.

Advertising Costs

Advertising costs are expensed as incurred and were $279, and $271 for the years ended June 30, 2014, and 2013, respectively.

Receivables and Credit Policies

Accounts receivable are non-interest bearing, uncollateralized customer obligations. Accounts receivable are stated at the amounts billed to the customer. Customer account balances with invoices over 90 days old are considered delinquent. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices. The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s estimate of the amounts that will not be collected.

Financial Instruments

The fair values of financial instruments including cash and cash equivalents, accounts receivable, and accounts payable, approximate their carrying values due to the short-term nature of these instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest rate, currency or credit risks arising from its financial instruments.

Inmet & Weinschel

Notes to Combined Financial Statements

Dollar Amounts in Thousands

June 30, 2014 and 2013

Concentration of Risk

The US Departments of Defense (directly and through subcontractors) accounts for approximately 28% of the Company’s revenues for the year ended June 30, 2014, and 30% of the Company’s revenues for the year ended June 30, 2013.

The Company, at times, maintains cash balances at financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation. Management monitors the soundness of these institutions and has not experienced any collection losses with these institutions.

3. INVENTORIES

Inventories consisted of the following at June 30:

	2014	2013
Raw materials	$4,936	$5,286
Work in progress	3,299	3,232
Finished goods	2,427	2,105

Total	$10,662	$10,623

At June 30, 2014 and 2013, inventories are presented net of inventory reserves of $2,820 and $2,859, respectively.

4. FIXED ASSETS

Fixed assets consisted of the following:

	As of June 30, 2014
	Cost	Accumulated Depreciation	Net Book Value
Land	$1,500	$—	$1,500
Buildings and leasehold improvements	5,395	(2,007)	3,388
Computer equipment	1,766	(1,546)	220
Furniture and fixtures	981	(839)	142
Machinery and equipment	10,370	(8,555)	1,815

Fixed assets, net	$20,012	$(12,947)	$7,065

	As of June 30, 2013
	Cost	Accumulated Depreciation	Net Book Value
Land	$1,500	$—	$1,500
Buildings and leasehold improvements	5,370	(1,795)	3,575
Computer equipment	1,751	(1,492)	259
Furniture and fixtures	980	(812)	168
Machinery and equipment	10,020	(8,402)	1,618

Fixed assets, net	$19,621	$(12,501)	$7,120

Depreciation expense amounted to $802 for the year ended June 30, 2014, and $916 for the year ended June 30, 2013.

Inmet & Weinschel

Notes to Combined Financial Statements

Dollar Amounts in Thousands

June 30, 2014 and 2013

5. INCOME TAXES

The earnings before income taxes for the years ended June 30, 2014 and 2013 were $10,081 and $10,588, respectively.

The income tax expense is summarized as follows:

	Year ended June 30, 2014	Year ended June 30, 2013
Current	$3,470	$3,993
Deferred	(92)	(528)

Income tax expense	$3,378	$3,465

The combined effective tax expense rate (as a percentage of income before income taxes) for continuing operations is reconciled to the U.S. federal statutory tax rate as follows:

	Year ended June 30, 2014	Year ended June 30, 2013
U.S. federal statutory tax rate	35.0%	35.0%
State income taxes, net of federal tax effect	1.4	1.1
U.S. domestic manufacturing deduction	(3.2)	(3.5)
Other	0.3	0.1

Effective tax rate expense	33.5%	32.7%

The components of deferred taxes are as follows as at June 30:

	2014	2013
Deferred tax assets
Inventory	$1,563	$1,480
Accruals	657	605
Other	20	21

Total deferred tax assets	2,240	2,106

Deferred tax liabilities
Capital assets	(1,067)	(1,026)

Total deferred tax liabilities	(1,067)	(1,026)

Total deferred taxes, net	$1,173	$1,080

Inmet & Weinschel

Notes to Combined Financial Statements

Dollar Amounts in Thousands

June 30, 2014 and 2013

	2014	2013
Balance sheet presentation
Deferred income tax assets—current	$2,240	$2,106
Deferred tax liabilities—long-term	(1,067)	(1,026)

Net deferred tax	$1,173	$1,080

There was no valuation allowance as of June 30, 2014 and 2013. A valuation allowance is established when it is more likely than not that a portion of the deferred tax assets will not be realized. The valuation allowance is adjusted based on the changing facts and circumstances, such as the expected expiration of an operating loss carryforward.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more-likely-than-not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the combined financial statements is the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

As of June 30, 2014, the Company has no unrecognized tax benefits that would affect the Company’s effective tax rate if recognized.

The Company records interest and penalties related to tax matters within other expense on the accompanying Combined Statement of Operations. These amounts are not material to the combined financial statements for the periods presented. The Company’s U.S. tax returns are subject to examination by federal and state taxing authorities. Generally, tax years 2012-2014 remain open to examination by the Internal Revenue Service or other tax jurisdictions to which the Company is subject.

6. RELATED PARTY TRANSACTIONS

The Company, in the normal course of business, purchases and sells inventory with companies related by common ownership and enters into certain transactions, including cash sweeps to its parent, Aeroflex Inc..

As of June 30, 2014 and 2013 these related companies owed the Company $66,532 and $59,936, respectively, which is included in its combined balance sheets as Due from related parties. These balances include various unsecured, short term receivables and payables to related companies which occur in the normal course of business. These receivables and payables have no definitive repayment terms.

The Company incurred sales to related companies of approximately $2,424 and $2,090 for the years ended June 30, 2014 and 2013, respectively.

During the years ended June 30, 2014 and 2013, the Company was allocated certain operating expenses from its parent, which amounted to approximately $2,202 and $2,212, respectively.

Inmet & Weinschel

Notes to Combined Financial Statements

Dollar Amounts in Thousands

June 30, 2014 and 2013

7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following at June 30:

	2014	2013
Trade accounts payable	$580	$1,367
Accrued expenses	2,050	2,892
Wage and vacation accrual	1,719	1,705

Total	$4,349	$5,964

8. COMMITMENTS AND CONTINGENCIES

(a)	Rent

The following is a schedule by years of approximate future minimum rental payments under operating leases that have remaining non-cancelable lease terms in excess of one year as of June 30, 2014.

2015	$542
2016	553
2017	561
2018	515
2019	431
Thereafter	749

Total	$3,351

The preceding data reflects existing leases at June 30, 2014, and does not include replacement upon the expiration. In the normal course of business, operating leases are normally renewed or replaced by other leases. Rent expense amounted to $474 and $470 for the years ended June 30, 2014 and 2013, respectively.

b)	The Company is a party to lawsuits in the normal course of its business. Litigation can be unforeseeable, expensive, lengthy and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict. An unfavorable resolution of a particular lawsuit could have a material adverse effect on the Company’s business, operating results, or financial condition.

In accordance with required guidance, the Company accrues for litigation matters when losses become probable and reasonably estimable. The Company has no recorded accrual relating to its outstanding legal matters as of June 30, 2014 or 2013. The Company expenses legal costs as they are incurred.

9. SUBSEQUENT EVENTS

The Company has evaluated subsequent events occurring after the balance sheet date through the date of August 24, 2015, which is the date the financial statements were issued.

On September 15, 2014, Cobham plc announced the completion of its acquisition of Aeroflex Holding Corp. following the receipt of regulatory and shareholder approvals. The transaction had an enterprise value of approximately $1,460,000.

On June 8, 2015 API Technologies Corp. (“API”), completed the acquisition of Inmet and Weinschel from Cobham plc for a total purchase price of $80,000. The acquisitions of Inmet and Weinschel add breadth to API’s RF, microwave, and microelectronics product portfolio, extend API’s subsystems offering, and further API’s reach in key end markets, including defense, space, commercial aviation, and wireless. API financed the acquisition with an $85,000 add-on to its existing term loan with Guggenheim Corporate Funding LLC.